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                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated September 7, 2001, except for Note 19, as to which the date is September 11, 2001, relating to the consolidated financial statements and financial statement schedule, which appears in Authentidate Holding Corp. and Subsidiaries' Annual Report on Form 10-K for the year ended June 30, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



                                        PricewaterhouseCoopers LLP


October 3, 2001